Exhibit 99.1

Pacific Premier Bancorp, Inc. to Participate
in Keefe, Bruyette & Woods Community Bank Investor Conference

Irvine, Calif., July 30, 2013 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), announced today that the Company will participate in the  Keefe, Bruyette & Woods Community Bank Investor Conference on July 31, 2013 in New York City.  Steve Gardner, President and Chief Executive Officer, will represent the Company and meet with institutional investors at the conference.  An updated investor presentation will be filed with the Securities and Exchange Commission (the “SEC”) prior to the conference and can be accessed through the SEC Filings tab in the Investor Relations section of the Company’s web site (www.ppbi.com).

About Pacific Premier Bancorp, Inc.

The Company owns all of the capital stock of the Bank. The Bank provides business and consumer banking products to customers through its 13 full-service depository branches in Southern California located in the cities of Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino, San Diego and Seal Beach and one office in Dallas, Texas.

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Contact:

Pacific Premier Bancorp, Inc.

Steve Gardner
President/CEO
949.864.8000

Kent J. Smith
Executive Vice President/CFO
949.864.8000